Exhibit 10.5

SPX FLOW

STOCK COMPENSATION PLAN

SECTION 1.   ESTABLISHMENT, PURPOSES AND EFFECTIVE DATE OF PLAN

1.1.         Establishment.  SPX FLOW, Inc. (the “Company”), a Delaware corporation, hereby establishes the SPX FLOW Stock Compensation Plan (the “Plan”) to provide for the award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Units (“Awards”) to eligible individuals.

1.2.         Effective Date.  The Plan was approved by SPX Corporation (“SPX”), as the sole shareholder of the Company, and by the Board, on September 23, 2015.  The Plan shall be effective as of such approval date (the “Effective Date”).

1.3.         Distribution.  The Company has entered into a Separation and Distribution Agreement with SPX Corporation (the “Separation Agreement”), which provides for a “Distribution” (as defined in the Separation Agreement), by which SPX will separate into two separate, publicly traded companies, SPX and the Company. Until the Distribution, the Company is a wholly owned subsidiary of SPX.

1.4.         Purpose.

(a)           Generally.  The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and divisions by (a) encouraging and providing for the acquisition of equity interests in the Company by Participants, thereby increasing the stake in the future growth and prosperity of the Company, and furthering the Participants’ identity of interest with those of the Company’s shareholders, and (b) enabling the Company to compete with other organizations in attracting, retaining, promoting and rewarding the services of Participants.

(b)           Replacement Awards.  In addition to the general purposes described in Section 1.4(a), this Plan is established to issue Awards in partial or full substitution for awards relating to common shares of SPX prior to the Distribution, in accordance with the terms of an Employee Matters Agreement (as defined hereafter).

SECTION 2.   DEFINITIONS

2.1.         Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Award” means, individually or collectively, a grant under this Plan of  Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Units, made to eligible individuals.

(b)           “Award Agreement” means an agreement entered into between the Company and a Participant (which may be in electronic format) setting forth the terms and conditions applicable to the Award granted to the Participant.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Cause” means, except as otherwise defined in any applicable Award Agreement, (i) a Participant’s willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from Disability), after a demand for substantial performance is delivered to such Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his duties, and after such Participant has failed to resume substantial performance of his duties on a continuous basis within fourteen (14) calendar days after receiving such demand, (ii) a Participant willfully engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) the Participant having been convicted of (or pleaded nolo contendere to) a felony that impairs his ability to substantially perform his duties with the Company.  For the purposes of this Subsection 2.1(d), “Cause” shall include those situations if, within 12 months after a Participant’s employment or association with the Company has ended, facts and circumstances are discovered that would have justified a termination for Cause.

(e)           “Change of Control” means, except as otherwise defined in any applicable Award Agreement, the first occurrence of any of the following events after the Effective Date:

(i)            Any “Person” (as defined below), excluding for this purpose the Company or any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, and any entity organized, appointed or established for or pursuant to the terms of any such plan that acquires beneficial ownership of Common Stock, is or becomes the “Beneficial Owner” (as defined below) of twenty-five percent (25%) or more of the Common Stock then outstanding; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate beneficial ownership interest of any Person to twenty-five percent (25%) or more of the Common Stock then outstanding, but any subsequent increase in the beneficial ownership interest of such a Person in Common Stock shall be deemed a Change of Control; and provided further that if the Board determines in good faith that a Person who has become the Beneficial Owner of Common Stock representing twenty-five percent (25%) or more of the Common Stock of the Company then outstanding has inadvertently reached that level of ownership interest, and if such Person divests as promptly as practicable a sufficient number of shares of the Company so that the Person no longer has a beneficial ownership interest in twenty-five percent (25%) or more of the Common Stock then outstanding, then no Change of Control shall be deemed to have occurred.  For purposes of this Subsection 2(e), the following terms shall have the meanings set forth below:

(A)          “Person” shall mean any individual, firm, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such entity.

(B)          “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the regulations and guidance promulgated thereunder (the “Exchange Act”).

(C)          A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(I)            which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3 under the Exchange Act);

(II)          which such Person or any of such Person’s Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (a) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (b) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(III)        which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Subsection 2(e)(i)(C)(II)(2) above) or disposing of any securities of the Company.

Notwithstanding anything in this definition of “Beneficial Ownership” to the contrary, the phrase “then outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(ii)           During any period of two (2) consecutive years after the Distribution, individuals who at the beginning of such two (2)-year period constitute the Board and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection 2(e)(i), above, or Subsection 2(e)(iii), below) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

(iii)          The consummation of: (A) a plan of complete liquidation of the Company, (B) an agreement for the sale or disposition of the Company or all or substantially all of the Company’s assets, (C) a plan of merger or consolidation of the Company with any other corporation, or (D) a similar transaction or series of transactions involving the Company (any transaction described in parts (A) through (D) of this Subsection 2(e)(iii) being referred to as a “Business Combination”), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own at least seventy-five percent (75%) of the voting securities of the new (or continued) entity immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.

Notwithstanding any provision in this Agreement to the contrary, a “Change of Control” shall not include any transaction described in Subsection 2(e)(i) or (e)(iii), above, where, in connection with such transaction, a Participant and/or any party acting in concert with the Participant substantially increase the Participant’s, his or its, as the case may be, ownership interest in the Company or a successor to the Company (other than through conversion of prior ownership interests in the Company and/or through equity awards received entirely as compensation for past or future personal Services).

Notwithstanding the foregoing, the Distribution will not constitute a Change of Control for the purposes of this Plan.

(f)            “Code” means the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder.

(g)           “Committee” means the Compensation Committee of the Board, or, if applicable, the delegate of the Compensation Committee of the Board as permitted or required herein; provided, however, that prior to the initial formation of the Compensation

Committee of the Board, references in this Plan to the Committee will be deemed to be references to the Board.

(h)           “Common Stock” means the common stock, par value $0.01 (or any amended par value), of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Subsection 5.3.

(i)            “Company” means SPX FLOW, Inc., a Delaware corporation, and any successor thereto.

(j)            “Covered Employee” shall mean a Participant who the Committee determines is or may be one of the group of “covered employees” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

(k)           “Disability” means, except as otherwise defined in any applicable Award Agreement, in the written opinion of a qualified physician selected by the Company, the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under the Company’s disability plan.

(l)            “Employee Matters Agreement” means the Employee Matters Agreement entered into by and between SPX and the Company setting forth certain rights and obligations of the parties in connection with the Distribution.

(m)          “Fair Market Value” means, except as otherwise defined in any applicable Award Agreement, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the date as of which such Fair Market Value is determined.  If there are no Common Stock transactions reported on the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean the closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported.  If there is no regular public trading market for the Common Stock, Fair Market Value shall be the fair market value of the Common Stock as determined in good faith by the Committee.

(n)           “Key Employee” means an employee of the Company or of a Subsidiary, including an officer or director, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company or a Subsidiary.  Key Employees also may include those employees identified by the Committee to be in situations of extraordinary performance, promotion, retention or recruitment.  The awarding of a grant under this Plan to an employee by the Committee shall be deemed a determination by the Committee that such employee is a Key Employee.

(o)           “Mature Common Stock” means Common Stock that has been acquired by the holder thereof on the open market or that has been acquired pursuant to this Plan or another employee benefit arrangement of the Company.

(p)           “Non-Employee Director” means any person who is a member of the Board and who is not, as of the date of an Award, an employee of the Company or any of its Subsidiaries.

(q)           “Options” or “ Stock Options” means the right granted to a Participant to purchase Common Stock at a stated price for a specified period of time.  For purposes of the Plan, an Option may be either (i) an “incentive stock option” within the meaning of Code Section 422, or (ii) a “nonqualified stock option” which is intended not to fall under the provisions of Code Section 422.

(r)            “Option Price” means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Subsection 7.3.

(s)            “Participant” means each Non-Employee Director, any Key Employee or any individual consultant or independent contractor, providing services to the Company or any Subsidiary designated by the Committee to participate in this Plan pursuant to Section 3.  The term “Participant” shall also include an SPX Participant; provided that, pursuant to Section 18.17, an SPX Participant who is not otherwise eligible to be a Participant pursuant to Section 3 may receive only Replacement Awards.

(t)            “Performance-Based Exception” shall mean the performance-based exception from the deductibility limitations as set forth in Code Section 162(m).

(u)           “Performance Unit” means an award granted to a Participant pursuant to Section 10.

(v)           “Period of Restriction” means the period during which the transfer of shares of Restricted Stock or Restricted Stock Units are restricted pursuant to Section 9.

(w)          “Replacement Award” means an Award that is issued under this Plan in accordance with the Employee Matters Agreement, in substitution of, or in accordance with, an outstanding award granted under the SPX Plan which is held by a Participant immediately before the Distribution.

(x)           “Restricted Stock” means the Common Stock granted to a Participant pursuant to Section 9.

(y)           “Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Section 9, that is (i) valued solely by reference to shares of Common Stock, and (ii) subject to restrictions specified in the Award Agreement.  The restrictions on, and risk of forfeiture of, RSUs generally will expire on a specified date, upon the occurrence of an event or achievement of performance goals, or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement.

(z)           “Retirement” means, except as otherwise defined in any applicable Award Agreement, at the time of the Participant’s termination of Service, the Participant is age 55 or older, has completed five years of Service with the Company or a Subsidiary (provided that the Subsidiary has been directly or indirectly owned by the Company for at least three years) and voluntarily elects to retire by providing appropriate notice to the Company.

(aa)         “Service” means, except as otherwise defined in any applicable Award Agreement,  the provision of personal services to the Company or its Subsidiaries in the capacity of (i) an employee, (ii) a Non-Employee Director, or (iii) a consultant or independent contractor.  A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or its Subsidiaries, a transfer of the Participant among the Company and its Subsidiaries, or a change in the Company or Subsidiary for which the Participant renders such Service, provided in each case that there is no interruption or termination of the Participant’s Service.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the time that the entity for which the Participant performs Service ceases to be a Subsidiary or otherwise part of the Company.  Subject to the foregoing and the requirements of Code Section 409A, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(bb)         “SPX” means SPX Corporation, a Delaware corporation.

(cc)         “SPX Participant” means a current or former employee, officer or member of the board of directors of SPX or any of its subsidiaries, or any other person, who holds a stock option, restricted stock, restricted stock unit or other award under the SPX Plan as of immediately prior to the Distribution.

(dd)         “SPX Plan” means the SPX Corporation 2002 Stock Compensation Plan, as amended, or any similar or predecessor plan sponsored by SPX under which any awards remain outstanding as of the date immediately prior to the Distribution.

(ee)         “Stock Appreciation Right” means the right to receive a cash payment or the Fair Market Value in shares of Common Stock (or any combination thereof) from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise of the Right over a specified price fixed by the Committee at grant (exercise price), which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.  In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option Price.

(ff)          “Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

2.2.         Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.   ELIGIBILITY AND PARTICIPATION

3.1.         Subject to Section 18.17, Participants in the Plan to whom Awards shall be granted shall be selected by the Committee from among the Key Employees or any individual consultant or independent contractor providing Services to the Company or any Subsidiary.  Non-Employee Directors may also be Participants in the Plan; provided that, Awards made to Non-Employee Directors under Sections 7, 8, 9, or 10 of the Plan shall be in the amounts and subject to the terms and conditions approved by the Board or the Board’s Nominating and Governance Committee.

SECTION 4.   ADMINISTRATION

4.1.         Administration.  The Plan shall be administered by the Compensation Committee of the Board.  The administration of the Plan shall include the ability to administer any Award Agreement.  For purposes of any Award by the Committee that is intended to be exempt from the restrictions of Section 16(b) of the Exchange Act, the Committee shall consist only of independent directors who qualify as “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act.  For purposes of any Award granted under the Plan by the Committee that is intended to qualify for the Performance-Based Exception, the Committee shall consist only of directors who qualify as “outside directors,” as defined in Code Section 162(m) and the related regulations.

4.2.         Authority.  The Committee shall have the authority, subject to the terms of the Plan, to determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, but not limited to, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements.  The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.  The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established.  The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable.  The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants who receive, or are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.  All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries and divisions, its stockholders, all Participants, and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.  The terms of any plan or guideline adopted by the Committee and applicable to an Award shall be deemed incorporated in and part of the related Award Agreement.  The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein.  The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.  In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

4.3.         Delegation.  The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine.  In no event shall any such delegation of authority be permitted with respect to Awards to be granted to any member of the Board or to any Key Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act or who is a “Covered Employee” under Code Section 162(m).  The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan.  In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose.  Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

SECTION 5.   STOCK SUBJECT TO PLAN

5.1.         Number.

(a)           Generally.  The total number of shares of Common Stock available for issuance under the Plan shall not exceed three million (3,000,000) plus the number of shares awarded in connection with Replacement Awards made pursuant to Section 18.17; provided, however, that total number of shares of Common Stock available for issuance under the Plan shall be subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3, and shall be reduced by one (1) share of Common Stock for every one (1) share that is subject to an Award. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock or Common Stock held in or acquired for the treasury of the Company and not reserved for any other purpose.

(b)           Participant Limits (Excluding Non-Employee Directors).  The maximum aggregate number of shares of Common Stock (including Options, Restricted Stock, RSUs, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Participant (excluding a Non-Employee Director) shall be 2,000,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3; provided, however, in the case of awards granted in the form of Performance Units, the Committee may instead provide for a cash payment, in which case the maximum aggregate cash payment for any fiscal year shall not exceed the fair market value (determined as of the date of vesting or payout, as applicable) of 2,000,000 shares of Common Stock, subject to adjustment under Subsection 5.3.

(c)                                  Non-Employee Director Limits. The maximum aggregate number of shares of Common Stock (including, Restricted Stock, RSUs, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock, but excluding Options) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Non-Employee Director shall be 10,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3; provided, however, in the case of awards granted in the form of Options, the maximum aggregate number of shares of Common Stock that may be granted or that may vest with respect to Option awards granted in any one fiscal year to a Non-Employee Director shall be 30,000, subject to adjustment upon the occurence of any of the events indicated in subsection 5.3; provided, further, in the case of awards granted in the form of Performance Units, the Committee may instead provide for a cash payment, in which case the maximum aggregate cash payment for any fiscal year shall not exceed, $500,000 subject to adjustment under Subsection 5.3.

(d)                                 Replacement Awards.  Replacement Awards made pursuant to Section 18.17 shall not count against the individual limits above.

5.2.                            Unused Stock.  In the event that any shares of Common Stock that are subject to an Option which, for any reason, expires, terminates or is canceled as to such shares, or any shares of Common Stock subject to a Restricted Stock or RSU award made under the Plan are reacquired by the Company pursuant to the Plan, or any Stock Appreciation Right expires unexercised, such shares and rights again shall become available for grant under the Plan.  The shares of Common Stock that become available for new Awards under this Subsection 5.2 shall include shares of Common Stock with respect to Awards that were issued prior to the Effective Date, to the extent that such Awards expire, terminate, are cancelled or are otherwise settled without the issuance of shares of Common Stock on or after the Effective Date.  Any shares of Common Stock that again become available for grant pursuant to this Subsection 5.2 shall be added back as one (1) share of Common Stock.

For purposes of determining the number of shares of Common Stock subject to grant under this Subsection or Subsection 5.1 above, with respect to Options and Stock Appreciation Rights, the following shares of Common Stock shall not be added back to the Plan as shares available for grant under the Plan:  (a) shares of Common Stock purchased on the open market with the proceeds of Option exercises, (b) shares of Common Stock tendered to pay the exercise price of Options or withheld for taxes, or (c) shares subject to Stock Appreciation Rights that are not issued on the stock settlement of the Stock Appreciation Rights.

5.3.                            Adjustment in Capitalization.  In the event of any change in the Common Stock of the Company through stock dividends or stock splits, a corporate spin-off, reverse spin-off, split-off or split-up, or recapitalization, merger, consolidation, exchange of shares, or a similar event, the aggregate number of shares of Common Stock subject to each outstanding Option and any other Award granted under the Plan shall be appropriately adjusted by the Committee.  Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, (c) the Option Price, grant, exercise or conversion price with respect to any Award, (d) the performance goals which may be applicable to any outstanding Awards, and (e) such other equitable substitutions or adjustments may be made, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.  Without limiting the preceding sentence, in the case of any such transaction described above, the adjustments may consist of either (i) making appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards (or, in the event no such similar equity interests may be identified, a nonqualified deferred compensation account allocation of equivalent value), provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, providing that Awards will be exercised, distributed, cashed out or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions including but not limited to vesting restrictions or exercise waiting periods) as shall be specified in the notice.  The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number.  Any such adjustment shall be consistent with Code Sections 424, 409A and 162(m) to the extent the Awards subject to adjustment are subject to such Code Sections.

5.4.                            Awards Subject to Minimum Vesting Period.  Except as otherwise provided under the Plan or any applicable Award Agreement, any Award granted under this Plan after the Effective Date shall not vest sooner than one year after the date of grant, provided that up to 5% of the shares available for issuance under the Plan under this Section 5 as of the Effective Date may be granted under Awards without any minimum vesting requirements. Replacement Awards granted pursuant to Section 18.17 shall not be subject to a minimum vesting period nor taken into account when determining the total shares available for insurance under this Section 5.4.

SECTION 6.   DURATION OF PLAN

The Plan shall remain in effect, subject to the Board’s right to earlier terminate the Plan pursuant to Section 15 hereof, until all Common Stock subject to it shall have been purchased or granted pursuant to the provisions hereof.  However, no Award may be granted under the Plan on or after September 23, 2025, which is the tenth anniversary of the Plan’s current Effective Date.  Upon termination of the Plan, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with the terms of the Plan and the applicable Award Agreement.

SECTION 7.   STOCK OPTIONS

7.1.                            Grant of Options.  Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee.  Subject to Subsection 5.1 and this Subsection 7.1, the Committee shall have complete discretion in determining the number of Options granted to each Participant.  The Committee also shall determine whether an Option is an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option.  However, in no event shall the Fair Market Value (determined at the date of grant) of Common Stock for which incentive stock options become exercisable for the first time in any calendar year exceed $100,000, computed in accordance with Code Section 422(b)(7).  In addition, no incentive stock option shall be granted to (a) a Non-Employee Director, or (b) any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the

Company.  Nothing in this Section 7 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum established by Code Section 422.

7.2.                            Option Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Committee shall determine.  The Award Agreement shall specify whether the Option is intended to be an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option which is intended not to fall under the provisions of Code Section 422.  To the extent that an Option designated as an incentive stock option does not meet the requirements of Code Section 422, it will be treated as a nonqualified stock option under the Plan.

7.3.                            Option Price.  The Option Price shall be determined by the Committee.  However, no Option granted pursuant to the Plan shall have an Option Price that is less than 100% of the Fair Market Value of one share of Common Stock on the Option grant date.

7.4.                            Duration of Options.  Each Option shall expire at such time as the Committee shall determine at the date of grant, provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant date.

7.5.                            Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

7.6.                            Method of Exercise and Payment of Option Price.  Options shall be exercised pursuant to the methods and procedures as shall be established from time to time by the Committee, which may include a broker-assisted cashless exercise arrangement.  The Committee shall determine the acceptable form or forms and timing of payment of the Option Price.  Acceptable forms of paying the Option Price upon exercise of any Option shall include, but not be limited to, (a) cash or its equivalent, (b) tendering shares of previously acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price, (c) directing the Company to withhold shares of Common Stock, which may include attesting to the ownership of the equivalent number of shares of previously-acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price or the election by the Participant to reduce the number of shares of Common Stock that are subject to the portion of the Option being exercised having a Fair Market Value equal to the Option Price, (d) other approved property or (e) by a combination of (a), (b), (c) and/or (d).  The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.  As soon as practicable, after Option exercise and payment, the Company shall deliver to the Participant Common Stock certificates or other evidence of Common Stock ownership in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.

7.7.                            Restrictions on Common Stock Transferability.  The Committee shall impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of

Common Stock are then listed and under any blue sky or state securities laws applicable to such shares of Common Stock.

7.8.                            Termination of Service Due to Death, Disability or Retirement.  In the event the Service of a Participant is terminated by reason of death, any outstanding Options shall become immediately fully vested and exercisable within such period following the Participant’s death as shall be determined by the Committee in the applicable Award Agreement, but in no event beyond the expiration of the term of the Option, by such person or person as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.  In the event the Service of a Participant is terminated by reason of Retirement or Disability, the Award Agreement with a Participant may provide that any outstanding Options shall become immediately fully vested and exercisable within such period after such date of termination of Service as shall be determined by the Committee, and set forth in the Award Agreement but in no event beyond the expiration of the term of the Option.

7.9.                            Termination of Service Other Than for Death, Disability or Retirement.  If the Service of the Participant terminates for any reason other than death, Disability or Retirement, the Participant shall have the right to exercise the Option within such period after the date of his termination as shall be determined by the Committee in the applicable Award Agreement, but in no event beyond the expiration of the term of the Option and only to the extent that the Participant was entitled to exercise the Option at the date of his termination of Service.  Regardless of the reasons for termination of Service, incentive stock options must be exercised within the Code Section 422 prescribed time period in order to receive the favorable tax treatment applicable thereto.

7.10.                     Nontransferability of Options.  Except as provided in this Subsection 7.10, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.  Under such rules and procedures as the Committee may establish, the holder of an Option may transfer such Option to members of the holder’s immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Option, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request.  Any Options held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer.  The Committee may also amend the agreements applicable to any outstanding Options to permit such transfers.  Any Option not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable.  Such transfer rights shall in no event apply to any incentive stock option.

SECTION 8.   STOCK APPRECIATION RIGHTS

8.1.                            Grant of Stock Appreciation Rights.  Subject to the terms and provisions of this Plan, Stock Appreciation Rights may be granted to Participants either independent of Options or in conjunction with nonqualified stock options at any time and from time to time as shall be determined by the Committee.

8.2.                            Exercise of Stock Appreciation Rights Granted in Conjunction with a Nonqualified Option.  Stock Appreciation Rights granted in conjunction with a nonqualified stock option may be exercised at such time as provided under the applicable Award Agreement during the term of the related stock option, with a corresponding reduction in the number of shares available under the Option.  Option shares with respect to which the Stock Appreciation Right shall have been exercised may not again be subject to an Option under this Plan.

8.3.                            Exercise of Stock Appreciation Rights Granted Independent of Options.  Stock Appreciation Rights granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, may provide for the Stock Appreciation Right in the applicable Award Agreement including, but not limited to, a corresponding proportional reduction in previously granted Options.

8.4.                            Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount (subject to Subsection 8.6 below) determined by multiplying:

(a)                                 The difference between the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant (which price may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right), by

(b)                                 The number of shares with respect to which the Stock Appreciation Right is exercised.

8.5.                            Form of Payment.  Payment to the Participant, upon the exercise of a Stock Appreciation Right, will be made in cash or paid in the Fair Market Value in shares of Common Stock (or any combination thereof).

8.6.                            Limit on Appreciation.  The Committee, in its sole discretion, may establish (at the time of grant) a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

8.7.                            Term of Stock Appreciation Right.  The term of a Stock Appreciation Right granted under the Plan shall not exceed ten years from the date of grant.

8.8.                            Termination of Service.  In the event that the Service of a Participant is terminated by reason of death, Disability or Retirement, or for any other reason, the exercisability of any outstanding Stock Appreciation Rights granted in conjunction with an Option shall terminate in the same manner as specified for their related Options under Subsections 7.8 and 7.9.  The exercisability of any outstanding Stock Appreciation Rights granted independent of Options also shall terminate in the manner provided under Subsections 7.8 and 7.9 or as otherwise provided in the Award Agreement.

8.9.                            Nontransferability of Stock Appreciation Rights.  No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

SECTION 9.   RESTRICTED STOCK AND RESTRICTED STOCK UNITS

9.1.                            Grant of Restricted Stock.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to such Participants and in such amounts as it shall determine.

9.2.                            Restricted Stock Agreement.  Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the restriction period or periods, the number of Restricted Stock shares granted, and such other provisions as the Committee shall determine.

9.3.                            Grant of RSUs.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant RSUs to such Participants and in such amounts as it shall determine.  Each RSU grant shall be evidenced by an Award Agreement that shall specify the restriction period or periods, the number of RSUs granted, and such other provisions as the Committee shall determine.  Subject to Section 9.9, RSUs shall be settled in shares of Common Stock (or, if provided by the Committee, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock).  As soon as practicable following the lapse of a Period of Restriction for an award of RSUs, the Participant (or beneficiary, in the case of death) shall be issued one share of Common Stock for each RSU no longer subject to a Period of Restriction on such date.

9.4.                            Transferability.  Except as provided in this Section 9, neither the shares of Restricted Stock nor the RSUs granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Award Agreement.  All rights with respect to the Restricted Stock or RSUs granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.

9.5.                            Other Restrictions.  The Committee shall impose such other restrictions on any shares of Restricted Stock or RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

9.6.                            Certificate Legend.  In addition to any legends placed on certificates pursuant to Subsection 9.5, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following (or similar) legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the SPX FLOW Stock Compensation Plan, rules and administration adopted pursuant to such Plan, and a Restricted Stock grant dated             .  A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of SPX FLOW, Inc.”

9.7.                            Removal of Restrictions.  Except as otherwise provided in this Section or under the applicable Award Agreement, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant following the lapse of the Period of Restriction, and shares of Common Stock covered by each RSU grant made under the Plan shall be distributed to the Participant as soon as administratively feasible following the lapse of the Period of Restriction.  Once the Period of Restriction lapses on the shares of Restricted Stock, the Participant shall be entitled to have the legend required by Subsection 9.6 removed from his Common Stock certificate.

9.8.                            Voting Rights.  During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

9.9.                            Dividends and Other Distributions.  During the Period of Restriction, and except as otherwise provided under the applicable Award Agreement, Participants holding shares of Restricted Stock granted hereunder may be entitled to receive dividends and other distributions paid with respect to those shares while they are so held.  Any such dividends or distributions shall be subject to the same restrictions on vesting and transferability as the shares of Restricted Stock with respect to which they were paid.  The Committee, in its discretion, may award dividend equivalent rights with respect to RSUs.  To the extent so awarded, on each dividend record date for Common Stock, the Participant shall be credited with dividend equivalents in the form of additional RSUs.  The amount of additional RSUs to be credited shall be equal to the amount of cash or the number of shares of stock dividends that would have been payable to the Participant if each outstanding RSU on such dividend record date had been a share of issued and outstanding Common Stock.  If such dividends are payable in cash, the cash amount will be converted to RSUs based on the Fair Market Value of the Common Stock on the date such dividends are paid.  RSUs received under this Section 9.9 shall be settled in cash or shares of Common Stock, in the discretion of the Committee, on the same date as the underlying RSUs to which they relate.

9.10.                     Termination of Service Due to Retirement.  In the event the Service of a Participant is terminated by reason of Retirement, the Award Agreement with a Participant may provide that the remaining Period of Restriction may lapse with respect to any outstanding shares of Restricted Stock or RSUs as of the date of the Participant’s Retirement and, except as otherwise provided in Subsection 9.5 or under the applicable Award Agreement, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable and the shares attributable to RSUs shall be issued.

9.11.                     Termination of Service Due to Death or Disability.  In the event a Participant’s Service is terminated because of death or Disability, the Award Agreement with a Participant may provide that any remaining Period of Restriction may lapse and, except as otherwise provided in Subsection 9.5 or under the applicable Award Agreement, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable and the shares attributable to RSUs shall be issued.

9.12.                     Termination of Service for Reasons Other Than Death, Disability or Retirement.  In the event that a Participant terminates his or her Service with the Company for any reason other than those set forth in Subsections 9.10 and 9.11 during the Period of Restriction, and except as otherwise provided under the applicable Award Agreement, then any shares of Restricted Stock or RSUs still subject to a Period of Restriction as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the Service of a Participant by the Company, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such shares and may add such new restrictions to such shares of Restricted Stock or RSUs as it deems appropriate.

SECTION 10.   PERFORMANCE UNITS

Performance Units may be granted subject to such terms and conditions as the Committee in its discretion shall determine.  Performance Units may be granted either in the form of cash units or in share units, including RSUs, which are equal in value to one share of Common Stock, or a combination thereof.  The Committee shall establish the performance goals to be attained in respect of the Performance Units, the various percentages of Performance Unit value to be distributed upon the attainment, in whole or in part, of the performance goals and such other Performance Unit terms, conditions and restrictions as the Committee shall deem appropriate as set forth in an Award Agreement.  As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the Performance Unit in accordance with the terms thereof.  The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.

SECTION 11.   CODE SECTION 162(m) PROVISIONS

11.1.                     Performance Goals.  The Committee, in its discretion, may determine that an award of Restricted Stock, RSUs, or Performance Units to a Covered Employee will be designed to comply with the Performance-Based Exception under Code Section 162(m).  In such case, the level of vesting of the award will depend on the attainment of any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: (a) cash flow; (b) cash flow from operations; (c) total earnings; (d) earnings per share, diluted or basic; (e) earnings per share from continuing operations, diluted or basic; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation, and amortization; (h) earnings from operations; (i) net asset turnover; (j) inventory turnover; (k) capital expenditures; (l) net earnings; (m) operating earnings; (n) gross or operating margin; (o) debt; (p) working capital; (q) return on equity; (r) return on net assets; (s) return on total assets; (t) return on capital; (u) return on investment; (v) return on sales; (w) net or gross sales; (x) market share; (y) economic value added; (z) cost of capital; (aa) change in assets; (bb) expense reduction levels; (cc) debt reduction; (dd) productivity; (ee) delivery performance; (ff) safety record; (gg) stock price; and (hh) total stockholder return.  Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals.  Performance goals may but need not be determinable in conformance with generally accepted accounting principles.

11.2.                     Performance Period; Adjustments.  The Committee shall determine the performance period over which the designated performance goals shall be attained and shall, in the case of an Award designed to comply with the Performance-Based Exception under Code Section 162(m), establish the performance goals no later than 90 days after the beginning of such performance period (or such other date as may be required or permitted under Code Section 162(m)).  Following the end of the performance period, the Committee shall certify in writing the level of attainment of the performance goal(s).  The Committee may reduce (including a reduction to zero), but may not increase the amount of an available award.  The Committee may provide in any Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example, but without limitation, the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

SECTION 12.   BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.  In its discretion, the Committee may permit beneficiary designations by a Participant under the SPX Plan to be effective for such purposes under this Plan.

SECTION 13.   RIGHTS OF PARTICIPANTS

13.1.                     Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s Service at any time, nor confer upon any Participant any right to continue in the employ or Service of the Company.

13.2.                     Participation.  No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

SECTION 14.   CHANGE OF CONTROL

14.1.                     General.  Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 14 shall apply in the event of a Change of Control, unless otherwise provided in the applicable Award Agreement.  Following a Change of Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the Participant.

14.2.                     Double-Trigger Provisions.  Unless otherwise provided in the Award Agreement, if the Participant is terminated without Cause within two years following the Change of Control, any conditions on the Participant’s rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such Award or Alternative Award (as defined in Section 14.3) held by such Participant shall be waived or shall lapse, as the case may be.  All Options and Stock Appreciation Rights held by the Participant immediately before the termination that the Participant held as of the date of the Change of Control or that constitute Alternative Awards shall remain exercisable for not less than two years following such termination or until the expiration of the stated term of such Option, whichever period is shorter (provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control).

14.3.                     Alternative Awards.  Upon a Change of Control, and subject to Section 14.4, each outstanding Award shall be replaced with another Award meeting the requirements of Subsection 14.5 (an “Alternative Award”); provided that (a) if an Alternative Award meeting the requirements of Subsection 14.5 cannot be issued, or (b) the Committee so determines at any time prior to the Change of Control, each outstanding Award shall instead become fully vested, exercisable and free of any Period of Restriction immediately prior to the Change of Control.

14.4.                     Cash Substitution.  Notwithstanding Subsection 14.3, at the discretion of the Committee (as constituted immediately prior to the Change of Control), each such Option, Stock Appreciation Right, or RSU may be canceled in exchange for an amount equal to the product of (a) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change of Control Price over the exercise price for such Award, and (b) in the case of other such Awards, the Change of Control Price multiplied by the aggregate number of shares of Common Stock covered by such Award; provided, further, that where the Change of Control does not constitute a “change in control event” as defined under Code Section 409A, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to Code Section 409A shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Period of Restriction) that no such Change of Control had occurred).  Notwithstanding the foregoing, the Committee may, in its discretion, instead terminate any outstanding Options or Stock Appreciation Rights if either (i) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or (ii) the Committee reasonably determines that the Change of Control Price is equal to or less than the exercise price for such Options or Stock Appreciation Rights.  For the purpose of this Subsection 14.4, “Change of Control Price” means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a Change of Control, as determined in good faith by the Committee as constituted before the Change of Control, if any part of the offered price is payable other than in cash.

14.5.                     Qualification of Alternative Awards.  In order for an Award to meet the conditions of this Subsection 14.5 and qualify as an Alternative Award, the Committee (as constituted immediately prior to the Change of Control) must reasonably determine, in good faith, prior to the Change of Control that such outstanding Awards are to be assumed, honored, or new rights substituted by the successor entity following the Change of Control, and that any such Alternative Award will:

(a)                                 be based on shares of Common Stock that are traded on an established U.S. securities market or another public market determined by the Committee prior to the Change of Control;

(b)                                 provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(c)                                  have substantially equivalent economic value to such Award (determined at the time of the Change of Control);

(d)                                 contain terms and conditions which provide that in the event that the Participant is terminated without Cause within two years following the Change of Control, any conditions on the Participant’s rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be; and

(e)                                  be on terms and conditions that do not result in adverse tax consequences to the Participant under Code Section 409A.

The determination of whether the conditions of this Subsection 14.5 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

14.6.                     Replacement Awards.  Notwithstanding the preceding, if a Change of Control occurs, the Replacement Awards shall be handled as described in the Employee Matters Agreement or any transaction agreement related to the Distribution and the applicable Award Agreement.

SECTION 15.   AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board may at any time amend, modify or terminate the Plan; provided, however, that no such action of the Board, without approval of the shareholders, may:

(a)                                 increase the total amount of Common Stock which may be issued under the Plan, except as provided in Subsections 5.1 and 5.3;

(b)                                 change the provisions of the Plan regarding the Option Price, including a reduction of the Option Price of any outstanding Option, cancellation of an Option in exchange for cash (including but not limited to a cash buyout of underwater options) or any other awards under the Plan, exchange or replace an outstanding Option with a new Option with a lower Option Price, or take any other action that would be a “repricing” of Options, except as permitted by Subsection 5.3 or Section 14; or

(c)                                  make any “Material Revisions” (within the meaning of the listing rules of the New York Stock Exchange) to change the terms of the Plan.

No amendment, modification or termination of the Plan shall materially adversely affect the terms of any Awards previously granted under the Plan, without the consent of the Participant.

SECTION 16.   TAX WITHHOLDING

16.1.                     Tax Withholding.  The Company, as appropriate, shall have the right to deduct from all payments any Federal, state or local taxes required by law to be withheld with respect to such payments.

16.2.                     Stock Withholding.  With respect to withholding required upon the exercise of nonqualified stock options, or upon the lapse of restrictions on Restricted Stock, RSUs, or Performance Units payable in shares of Common Stock, Participants may elect, subject to the terms of the applicable Award Agreement, to satisfy the withholding required, in whole or in part, by (a) having the Company withhold shares of Common Stock otherwise issuable, or (b) tendering shares of previously acquired Common Stock, including by attestation to the ownership of Common Stock, in either case having a value equal to the amount of tax to be withheld; provided, however, shares may only be withheld by the Company to the extent necessary to satisfy the minimum withholding liability required by law, and only Mature Common Stock may be tendered (including by attestation) for withholding in excess of the amount the Company is legally required to withhold by applicable law.  The value of the shares to be withheld, tendered or attested is to be determined by such methods or procedures as shall be established from time to time by the Committee.  All elections shall be irrevocable and shall be made in writing, signed by the Participant, and shall satisfy such other requirements as the Committee shall deem appropriate.

SECTION 17.   INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 18.   REQUIREMENTS OF LAW AND OTHER PROVISIONS

18.1.                     Requirements of Law.  The granting of Awards, and the issuance of shares of Common Stock with respect to an Option or Stock Appreciation Right exercise or Performance Unit award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2.                     Foreign Jurisdictions.  In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (a) modify the terms and conditions of Awards granted to Participants employed outside the United States, (b) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (c) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder; provided, however, that the Committee may not or make any sub-plan that (i) increases the limitations contained in Section 5.1, (ii) increases the number of shares available under the Plan, as set forth in Section 5.1, (iii) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or (iv) causes the grant of any performance Award to fail to qualify for an income tax deduction pursuant to Code Section 162(m).  Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

18.3.                     Governing Law.  The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.  The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of North Carolina, County of Mecklenburg, including the Federal Courts located therein (should Federal jurisdiction exist).

18.4.                     Compensation Recovery Policy.  The Awards granted under this Plan shall be subject to any compensation recovery or claw back policy adopted by the Company, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the sole discretion of the Company.  As consideration for and by accepting any Award under the Plan, the Participant agrees that all prior Awards made by the Company to the Participant shall become subject to the terms and conditions of the provisions of this Subsection 18.4.

18.5.                     No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

18.6.                     Deferrals.  The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an incentive stock option or to the extent required or permitted by applicable law.

18.7.                     409A Compliance.  To the extent any Award is subject to Code Section 409A, such Award and the Plan are intended to be administered in a manner consistent with the requirements of Code Section 409A.  Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Code Section 409A.  Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Code Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under Code Section 409A and that is not otherwise exempt from Code Section 409A, a Participant shall not be deemed to have incurred a termination of employment unless and until he shall incur a “separation from service” within the meaning of Code Section 409A.  Notwithstanding any other provision in this Plan, if as of a Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under Code Section 409A and that is not otherwise exempt from Code Section 409A, for which payment is triggered by the Participant’s separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service or (b) the date of the Participant’s death.

18.8.                     Severability; Blue Pencil.  In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

18.9.                     No Impact On Benefits.  Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.  No amount payable in respect of any Award pursuant to an Award shall be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.

18.10.              No Constraint on Corporate Action.  Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

18.11.              Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

18.12.              No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person.  To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

18.13.              Code Section 83(b) Elections.  The Company, its Subsidiaries and the Committee have no responsibility for any Participant’s election, attempt to elect or failure to elect to include the value of a Restricted Stock Award or other Award subject to Code Section 83 in the participant’s gross income for the year of payment pursuant to Code Section 83(b).  Any Participant who makes an election pursuant to Code Section 83(b) will promptly provide the Committee with a copy of the election form.

18.14.              No Obligation to Exercise Awards; No Right to Notice of Expiration Date.  The grant of an Award of an Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award.  The Company, its Subsidiaries and the Committee have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.

18.15.              Right to Offset.  Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law (including Code Section 409A), the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its Subsidiaries.

18.16.              Furnishing Information.  A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary when eligibility or entitlement to any compensation or benefit based on any matter relating to the Disability of the Participant is at issue.

18.17.              Replacement Awards.  The Company is authorized to issue Replacement Awards to Participants, including SPX Participants, in connection with the adjustment and replacement of certain awards previously granted by SPX under the SPX Plan to such Participants (pursuant to the anti-dilution adjustment provisions of the SPX Plan).  The Common Stock subject to a Replacement Award and the other terms and conditions of each Replacement Award, including, without limitation, option exercise price and service crediting rules, as applicable shall be determined by the Committee, all in accordance with the terms of the Employee Matters Agreement.  Subject to the foregoing, all Replacement Awards shall generally be subject to substantially similar terms and conditions as provided in the grantee’s corresponding awards under the SPX Plan.  To the extent the terms of the Plan are inconsistent with the terms of a

Replacement Award Agreement, the terms of the Replacement Award shall be governed by the Employee Matters Agreement and the applicable Award Agreement.